American Gas Association Financial Forum May 20-22, 2018

Management Representatives Carl Chapman Susan Hardwick Dave Parker Aaron Musgrave Chairman, Executive Vice Director, Investor Manager, Investor President & CEO President & CFO Relations Relations 2 Vectren | AGA Financial Forum | May 2018

Cautionary Statement All statements other than statements of historical fact are forward-looking statements made in good faith by the company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management and include such words as “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions intended to identify forward-looking statements. Vectren cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Vectren’s ability to control or estimate precisely and actual results could differ materially from those contained in this document. Forward-looking statements speak only as of the date on which our statement is made, and we assume no duty to update them. More detailed information about these factors is set forth in Vectren’s filings with the Securities and Exchange Commission, including Vectren’s 2017 annual report on Form 10-K filed on February 21, 2018. Vectren also uses non-GAAP measures to describe its financial results. More information can be found in the Appendix related to the use of such measures. Dave Parker – Director, Investor Relations d.parker@vectren.com 812-491-4135 Risks Related to the Merger Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: • The risk that the Company may be unable to obtain shareholder approval for the proposed transaction. • The risk that CenterPoint or the Company may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transaction or may be subject to or impose adverse conditions or costs. • The occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction or could otherwise cause the failure of the proposed transaction to close. • The risk that a condition to the closing of the proposed transaction or the committed financing may not be satisfied. • The failure to obtain, or to obtain on favorable terms, any equity, debt or other financing necessary to complete or permanently finance the proposed transaction and the costs of such financing. • The outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transaction. • The receipt of an unsolicited offer from another party to acquire assets or capital stock of the Company that could interfere with the proposed transaction. • The timing to consummate the proposed transaction. • The costs incurred to consummate the proposed transaction. • The possibility that the expected cost savings, synergies or other value creation from the proposed transaction will not be realized, or will not be realized within the expected time period. • The risk that the companies may not realize fair values from properties that may be required to be sold in connection with the merger. • The credit ratings of the companies following the proposed transaction. • Disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees, regulators or suppliers. • The diversion of management time and attention on the proposed transaction. 3 Vectren | AGA Financial Forum | May 2018

Cautionary Statement (Continued) Risks Related to the Company Important factors related to the Company, its affiliates, and its and their operations that could cause actual results to differ materially from those indicated by the provided forward- looking information include risks and uncertainties relating to: • Factors affecting utility operations such as unfavorable or unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints. • New or proposed legislation, litigation and government regulation or other actions, such as changes in, rescission of or additions to tax laws or rates, pipeline safety regulation and environmental laws and regulations, including laws governing air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of generation plant costs and related assets. Compliance with respect to these regulations could substantially change the operation and nature of the Company’s utility operations. • Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber attacks, or other similar occurrences could adversely affect the Company's facilities, operations, financial condition, results of operations, and reputation. • Approval and timely recovery of new capital investments related to the electric generation transition plan, discussed further herein, including timely approval to build and own generation, ability to meet capacity requirements, ability to procure resources needed to build new generation at a reasonable cost, ability to appropriately estimate costs of new generation, the effects of construction delays and cost overruns, ability to fully recover the investments made in retiring portions of the current generation fleet, scarcity of resources and labor, and workforce retention, development and training. • Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy. • Regulatory factors such as uncertainty surrounding the composition of state regulatory commissions, adverse regulatory changes, unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory-related legislation by the IURC and/or PUCO and appellate courts that review decisions issued by the agencies, and the frequency and timing of rate increases. • Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight. • Economic conditions including the effects of inflation, commodity prices, and monetary fluctuations. • Economic conditions, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; economic impacts of changes in business strategy on both gas and electric large customers; lower residential and commercial customer counts; variance from normal population growth and changes in customer mix; higher operating expenses; and reductions in the value of investments. • Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense. • Volatile oil prices and the potential impact on customer consumption and price of other fuel commodities. • Direct or indirect effects on the Company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries. • The performance of projects undertaken by the Company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the Company’s Infrastructure Services, Energy Services, and remaining ProLiance Holdings assets. • Factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume and mix of contracted work; mix of projects received under blanket contracts; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction. 4 Vectren | AGA Financial Forum | May 2018

Cautionary Statement (Continued) Risks Related to the Company (continued) • Factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; risks associated with projects owned or operated; failure to appropriately design, construct, or operate projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions. • Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness. • Risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions. • Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws. 5 Vectren | AGA Financial Forum | May 2018

Q1 2018 Update 6 Vectren | AGA Financial Forum | May 2018

Consolidated Q1 2018 Results Consistent Earnings Growth Continues 3 Months In millions, except per share amounts Ended Mar 31 Utility Group $ 74.3 $ 65.9 Nonutility Group Infrastructure Services (VISCO) (15.8) (9.3) Energy Services (VESCO) 0.6 (1.2) Other Businesses (0.3) - Nonutility Group (15.5) (10.5) Corporate and Other (0.2) - Earnings - Excluding 179D Benefit $ 58.6 $ 55.4 179D Benefit (1) 4.9 - Earnings - Reported $ 63.5 $ 55.4 Utility Group $ 0.89 $ 0.80 Nonutility Group (1) (0.19) (0.13) Corporate and Other - - EPS - Excluding 179D Benefit $ 0.70 $ 0.67 179D Benefit (1) 0.06 - EPS - Reported $ 0.76 $ 0.67 Weighted Avg Shares Outstanding 83.1 82.9 (1) Though not assured and not reflected in long-term growth rates, efforts continue to secure this benefit in the future. 7 Vectren | AGA Financial Forum | May 2018

2018 Q1 Results and Highlights Infrastructure Investment Drives Q1 EPS Growth Vectren Q1 consolidated EPS of $0.70, excluding 179D related to 2017 benefit of $0.06 reflected in Q1 2018 results • Utility EPS of $0.89, up 11% or $0.09, compared to 2017 – Infrastructure investments continue to fuel EPS growth – More normal weather boosted Q1 2018 EPS • Nonutility Q1 EPS declined $0.06, excluding VESCO’s 179D benefit of $0.06 – VISCO’s 2018 results declined as expected as cold and wet conditions greatly hampered Q1 2018 construction work; weather in 2017 was very favorable . Seasonal Q1 loss was $0.03 per share greater than 2017 due to less tax benefit from operating loss in the quarter Vectren Q1 EPS Comparison $0.04 ($0.08) $0.06 $0.76 $0.04 $0.01 $0.02 $0.70 $0.67 Weather/ Small VESCO’s Q1 Customer Other Infrastr. VISCO VESCO Q1 2018, 179D 2018 Q1 Margin Invest. excl. benefit in 2017 179D 2018 Utility 8 Vectren | AGA Financial Forum | May 2018

2018 Q1 Nonutility Results Demand for Services Remains Strong VISCO EPS – Q1 2018 down $0.08 compared to 2017 • Cold and wet conditions greatly hampered Q1 2018 construction work, as expected, compared to very favorable weather conditions in 2017; Outlook for full year remains on track • Lower tax rate reduced Q1 2018 EPS by $0.03 from 2017 (less tax benefit on quarterly loss); remainder of 2018 earnings are expected to benefit from reduced tax rate • Near record backlog of $765M driven by Distribution growth versus Q1 ’17; no large transmission projects in backlog VESCO EPS – Q1 2018 up $0.02 from 2017, excluding 179D of $0.06 • Continued strong revenues and margins in the quarter • Q1 2018 new contract signings of $60M; delayed 2017 contracts now all signed – Sales funnel of ~$370M at 3/31/18 remains strong • $42M project at Hill Air Force Base signed April 2018; pushes YTD new orders over $100 million VISCO Backlog VESCO Q1 Revenues $780 $765 $75 $800 In millions $725 In millions $61 Large $60 $53 $700 $655 project $49 $610 $165M $45 $600 $30 $18 $23 $500 $15 $400 $- Q1 '15 Q1 '16 Q1 '17 Q4 '17 Q1 '18 Q1 '14 Q1 '15 Q1 '16 Q1 '17 Q1 '18 9 Vectren | AGA Financial Forum | May 2018

2018 EPS Guidance Affirmed On Track to Achieve 2018 EPS Expectations 2018 EPS Guidance 2017 Actual Utility $2.20 - $2.25 $2.12 1 Nonutility/Corp $0.60 - $0.65 $0.48 Consolidated $2.80 - $2.90 1 $2.60 1 Guidance excludes 179D retroactive benefit of $0.06 per share for 2017 and any merger-related costs to be incurred Vectren 2017 EPS Bridge to Midpoint 2018E 1 $0.11 ($0.05) $2.91 $2.85 $0.06 1 $0.08 $0.15 ($0.04) Extremely Nonutility Unfavorable 2018E $2.60 Benefit of Construction 2018E Power Plant Nonutility Guidance Tax Reform Weather Infrastructure Outages/ Growth Guidance179D Midpoint 2017 Investment Maint. O&M Midpoint $2.85 Actual Utility Nonutility 10 Vectren | AGA Financial Forum | May 2018

Utility Regulatory Update

Generation Plan Moving Forward; Ohio Base Rate Case Filed

- Generation Transition Plan
  - CCGT and 50 MW Solar cases filed w/ IN Commission
  - Hearings for CCGT case to begin in October
  - First Solar chosen to build the 300-acre 50 MW solar array
- Ohio Base Rate Case - Order expected in early 2019
  - First OH base rate case in more than a decade
  - Requested ROE of 10.75%, rate base of $628M, 51% equity
  - Annual base revenue increase of $34M, primarily from roll in of DRR and deferrals; minimal impact to net income; incl's tax reform reductions; avg. residential bill increase of ~$7/mo.
  - Requested 6-yr extension of distribution replacement rider

Generation Transition Summary

- New 800-900 MW CCGT
  - Cost of ~$900M, including new gas pipeline. Construction begins late 2019, available to serve customers in 2023
- Additional 50 MW of Universal Solar Generation
  - Cost of ~$75 million; Construction begins 1H2019, in service in 2020



Key Activities
CPCN for Electric Supply Needs Filed w/ IN Commission Feb. 20, 2018
Ohio Base Rate Case Filed w/ OH Commission Mar. 30, 2018
Application for 50 MW of Universal Solar filed May 4, 2018
Other Parties to CPCN to File Testimony w/ IN Commission by Aug. 10, 2018
CPCN Hearings w/ IN Commission begin Oct. 9, 2018
Ohio Base Rate Case Order Likely in Early 2019
Order for CPCN ~1H 2019
Order for 50 MW of Universal Solar ~1H 2019

11 Vectren | AGA Financial Forum | May 2018

Transforming Our Utility… Further improve safety & reliability Reduce frequency & duration of outages Enhance customer experience, incl. Gas AMI (AMI complete Generation Infrastructure by end of 2018) Transition Continue to execute Grid Diversify generation gas infrastructure portfolio (IRP-driven) upgrade and Modernization Improve system replacement plans optionality/efficiencies Further improve Reduce carbon safety & reliability emissions by ~60% by 2024 (base year 2005) …for a Smart Energy Future 12 Vectren | AGA Financial Forum | May 2018

Key Regulatory Initiatives Achieved

Execution Continues on our Utility Growth Strategies

- ✓ *Completed*
- ○ *In Progress*

Gas Infrastructure

- ✓ Work continues on ~$1.2 billion of approved IN/OH gas investments
- ✓ IN Commission approved our 7th semi-annual gas infrastructure filing

Grid Modernization

- ✓ Commission approved our 7-year grid modernization plan; supports ~$450M CapEx
- ✓ First semi-annual electric infrastr. filing approved

Generation Transition

- ✓ Final IRP comments rec'd; No significant issues
- ✓ RFP process completed
- ✓ Joint-ownership of 300MW unit with Alcoa extended through 2023
- ✓ CPCN filing for Generation Transition Plan made Feb 2018
- ○ Approval of CPCN & 50 MW universal solar – expected 1H2019

13 Vectren | AGA Financial Forum | May 2018

Generation Transition Plan Aging Fleet Replaced By Efficient, Clean and Diverse Energy Sources Vectren’s Emissions Reductions By 2024, carbon emissions to decline by 60% from 2005 levels as a result of Vectren’s 100% 80% proposed generation transition plan 60% 99% A total of 54 MWs of new renewable generation, 40% 90% 80% 20% 35% continued energy efficiency efforts and 0% retirement/exit of over 800 MWs of primarily Sulfur Nitrogen Particulate Carbon Dioxide Oxide Matter Dioxide* coal-fired generation *3-year average reduction (2015-2017) vs. 2005 Proposed Generation Transition Plan CO2 Emission Reductions Retire 50 Retire 20 Exit Warrick 4 JV, Retire 580 MWs Nat MWs Nat 150 MWs Coal MWs Coal Gas Gen Gas Gen Gen Gen 2018 2019 2020 2021 2022 2023 Add 4 MWs Solar Add 50 MWs Culley 3 Add 800-900 MW and Battery Universal Solar Retrofit Complete CC Nat Gas Gen Backup 2005 2017 2024 Energy Efficiency 2024: Filed Generation Transition Plan 14 Vectren | AGA Financial Forum | May 2018

Regulatory Activity Planned in the Future

Indiana
Gas Utilities

- No base rate cases expected to be filed until 2020 as required at end of 7-year infrastructure plan
- Last Base Rate Case Decision:
  - South – Aug. 2007; Allowed ROE 10.15%
  - North – Feb. 2008; Allowed ROE 10.2%
- Estimated Rate Base (12/31/2017)
  - South - $0.3B
  - North - $1.3B

Indiana
Electric Utility

- No base rate cases expected to be filed until 2023 as required at end of 7-year infrastructure plan
- Last Base Rate Case Decision: May 2011; Allowed ROE: 10.4%
- Estimated Rate Base (12/31/2017): $1.4B

Other
Shared Assets & FERC

- Estimated plant balance for Utility Shared Assets (12/31/2017): $0.2B
- Estimated FERC Electric Transmission Rate Base (12/31/2017): $0.1B

Ohio
Gas Utility

- Base rate case filing made March 30, 2018; coincides with end of 5-year extension of the Distribution Replacement Rider (DRR)
- Key components of case:
  - ROE of 10.75%; rate base of $0.6B, 51% equity; cost of service review
  - Tax reform benefit returned to customers
  - Annual revenue increase request (net) of $34M, primarily from roll in of DRR and deferrals; minimal impact to net income; avg. bill increase of ~$7/mo. (resid.)
  - Extension of DRR
- Last Base Rate Case Decision: Jan. 2009; Currently allowed ROE: 10.6% (*Black box settlement)*

Note: Estimated Rate Base amounts reflect net investment since last rate case decisions

15 Vectren | AGA Financial Forum | May 2018

Significant Utility CapEx Drives Earnings Accelerated Rate Base Growth Enhances Long- and Short-Term EPS Performance Rate base CAGR of ~6% over the next 10 years; foundation for 5-7% EPS growth • Natural Gas ~7%, Electric ~5% 10-Year CapEx of $6.5B 10-Yr Rate Base CAGR: ~6% $7.1B Generation, $1.3B $3.9B Electric Natural Gas, T&D, $1.1B $3.8B Utility Shared, 2017 2027E $0.3B Utility Shared Electric Gas 16 Vectren | AGA Financial Forum | May 2018

Smart Energy Future – 10-Year CapEx Plan Overview Expected Utility EPS CAGR of 5-7% Driven by 10-Year Investment Plans for Gas & Electric Businesses of $6.5 Billion Gas Electric Grid Generation Infrastructure: Modernization: Transition: ~$3.8 billion of ~$1.1 billion of ~$1.3 billion of CapEx (‘18-’27) CapEx (’18-’27) CapEx (‘18-’27) 10-Year Utility CapEx Plan Aligns with Extended Regulatory & Strategic Planning Horizon $ in millions Forecast 5-Yr Total 10-Yr Total Utility Cap Ex* 2017A 2018E 2019E 2020E 2021E 2022E 2018E-2022E 2018E-2027E Gas Utilities $ 391 $ 365 $ 335 $ 340 $ 395 $ 410 $ 1,845 $ 3,815 Electric Utility 105 180 220 180 300 450 1,330 2,350 Utility Shared Assets & Other 58 45 40 40 40 65 230 385 Utility Consolidated $ 554 $ 590 $ 595 $ 560 $ 735 $ 925 $ 3,405 $ 6,550 CapEx Recovered via Mechanisms/Deferral 75% 75% Summary of Electric Investments (incl. in table above) Electric Grid Modernization $ 560 $ 1,100 Generation Transition 770 1,250 Total Electric $ 1,330 $ 2,350 17 Vectren | AGA Financial Forum | May 2018

Executing Our Plan Delivering Excellent Results for All Stakeholders Consistent earnings growth driven by infrastructure investment • Q1 EPS as expected; 2018 EPS guidance affirmed • 6-8% earnings and dividend growth targets primarily driven by 10-year rate base CAGR of ~6% Achieve regulatory initiatives • Electric generation case proceeding; 50 MW solar project partnership announced Mar. 2018, case filed May 2018 • Ohio gas rate case filed March 30 Deliver safe, reliable and reasonably priced energy services • Diversified generation portfolio reduces carbon emissions by ~60% by 2024 from 2005 levels • When considering the upcoming bill reduction related to tax reform, average monthly residential electric bills will remain below 2011 (last electric rate case) until 2020; average annual increase 2011-2027 is expected to be less than inflation 18 Vectren | AGA Financial Forum | May 2018

Long Track Record of Utility Growth Consistent Earnings Growth Driven by Earning our Allowed ROE  Regulatory execution  Well-managed capex growth  Focus on customer bills  Solid cash flow and credit metrics  Culture of continuous improvement / cost control Utility EPS Utility CapEx & Earned ROE $2.12 $ in millions 11.0% 10.7% 10.5% 6-Year CAGR $2.10 10.1% 10.0% 10.2% of 6% $1.95 $554 $497 $1.80 $399 $1.72 $351 $1.50 $1.68 $248 $263 2011 2012 2013 2014 2015 2016 2017 2012 2013 2014 2015 2016 2017 19 Vectren | AGA Financial Forum | May 2018

Long History of Consistent Growth and Execution Vectren Achieved 5-Year Total Shareholder Return of 164% Recognized in 2017 as a Top Long-Term Investment Among EEI Peers Long-Term Targets Consolidated EPS growth 6-8% Dividend growth 6-8% Consolidated payout ratio 60-65% Utility EPS growth 5-7% Note: Long-term EPS growth of approx. $0.06-0.10/yr. for Nonutility Vectren EPS and Earned ROE 5-Year Total Return Comparison 12.3% As of 12/31/2017 11.9% 12.0% 12.0% 11.3% VVC 5-Year $2.60 164% 10.6% $2.55 CAGR of 21% 9.8% $2.39 $2.28 117% $2.12 108% 6-Year EPS 91% $1.94 CAGR of 7% 81% $1.73 2011 2012 2013* 2014* 2015 2016 2017 Vectren VVC Peers S&P 500 Dow S&P 500 * Excludes ProLiance in 2013 & Coal Mining in 2014 - years of disposition Utilities Utilities 20 Vectren | AGA Financial Forum | May 2018

Long-Term Outlook Remains Strong

Long Cycle of Infrastructure Spend in the U.S. will Drive Growth Across All of Vectren's Businesses

Key drivers of long-term EPS growth expectations of 6-8%:

- Utility infrastructure investments continue to grow earnings; generation investments to come
- Steady VISCO Distribution growth; Transmission recovery continues
- VESCO growth focused on energy efficiency/security and renewables/clean energy
- Continue to control costs through performance management and strategic sourcing
- Potential upside to long-term EPS growth with retention of higher nonutility group earnings from lower tax rate



Vectren Q1 2018 EPS; Bridge to 2018E
$2.60
2017 Actual
$0.09
Utility
($0.08)
VISCO
$0.02
VESCO, exc. 179D
Q1 2018
2018 YTD Actual +$0.03
$0.02
Utility
$0.06
Nonutility, Other
$0.14
Lower Tax Rate
Q2-Q4 2018E
$2.85
2018E Midpoint

EPS bridge and 2018 guidance exclude 179D retroactive benefit of $0.06 per share for 2017 and any merger-related costs to be incurred

21 Vectren | AGA Financial Forum | May 2018

Long History of Dividend Stability and Growth Dividend Increased 7.1% in November 2017 58 Consecutive Years of Dividend Increases $1.80 2014 - 2017 CAGR: 5.4% $1.60 2000 - 2013 $1.40 CAGR: 2.9% $1.20 $1.00 $0.80 Annualized dividend increased 7.1% to $1.80 per share in Nov. 2017 22 Vectren | AGA Financial Forum | May 2018

Merger Summary

Vectren and CenterPoint Merger Transaction Overview – Announced April 23, 2018 CenterPoint Energy, Inc. and Vectren Corporation to combine: $27 billion total enterprise value and nearly $29 billion in combined assets • Cash consideration of $72 per share, plus assumed debt • Approximately 83.1 million shares outstanding • Forecasted assumed debt is approximately $2.5 billion Anticipated closing by Q1 2019 • Subject to Vectren shareholder approval • Subject to approvals by several federal agencies and other customary closing conditions; ancillary regulatory filings to be made in IN and OH; state change of control filings are not required 24 Vectren | AGA Financial Forum | May 2018

Vectren and CenterPoint Merger (Continued) Combined Operations Over 7 million regulated utility customers in 8 states Solid combined capital investment plan of more than $2 billion per year through 2022 Complementary businesses have a combined footprint covering nearly 40 states CenterPoint Natural Gas Distribution Electric Transmission and Distribution and Natural Gas Distribution Vectren Natural Gas Distribution Gas & Electric Regulated Generation 25 Vectren | AGA Financial Forum | May 2018

Vectren and CenterPoint Merger (Continued) Transaction Rationale Complementary Capabilities • Combining the Vectren and CenterPoint utilities positions the company as a customer-centric, technology-focused utility of the future – CenterPoint experience with smart meters, intelligent grid, data management and leak detection technologies – Vectren experience with energy efficiency and infrastructure services Growth • More customers for existing products and services • New products and services for existing customers • More regulated investment Size and Scale • Increases geographic and business diversity • Allows operating efficiencies and potentially lower cost of capital 26 Vectren | AGA Financial Forum | May 2018

Vectren Energy Delivery of Indiana– North (Gas) Vectren Energy Delivery of Indiana– South (Gas & Electric) Vectren Energy Delivery of Ohio (Gas) 1.2M Utility Customers Utility Operations and Review

Financing Utility Investment

Majority of Utility CapEx Funded by Cash from Operations

- Financing plan reflects sound regulatory approach and contemplates any needed long-term debt and equity at the utilities
- Significant cash flow from operations, enhanced by timely recovery on a significant portion of CapEx
  - Tax reform reduces utility cash from operations, but additional cash available from nonutility to help fund utility CapEx
- Long history of high investment-grade credit ratings
  - Current S&P rating of A- (VVC; Negative), Moody's rating of A2 (VUHI; Stable)
- Utility funds ~85-90% of Vectren's dividend; Continue to target utility payout of 70%

5-Year Expectations ('18-'22)



Utility Funded Dividends $0.7B
CapEx $3.4B
Equity at Utilities* $500 – $700M
Incremental** Debt $1.1 – $1.3B
Utility FFO $1.9 - $2.3B
Nonutility cash flow $100 - $300M
Uses
Sources

** Some or all may be accomplished with parent leverage*
*** Incremental debt excludes refinanced debt*

28 Vectren | AGA Financial Forum | May 2018

Tax Cuts and Jobs Act of 2017 No Change to Long-Term Outlook Currently Expected Impact of Tax Reform: Utility expected to pass tax savings on to customers; statewide proceedings have begun in IN and OH; in March, Vectren filed in IN for proposed changes to rates and in OH indicated that tax reform will be addressed in our base rate case Elimination of bonus depreciation and lower tax rate reduces utility cash flow from operations, as anticipated Expect nonutility EPS benefit ~$0.11 in 2018 as a result of lower effective corporate tax rate; 21% from 35% Higher VISCO/VESCO earnings due to lower tax rate; sustainable likely in the long term Marginal impact to previously announced five-year Cap Ex financing plans • Modest increase in long-term debt need • Lower utility cash flow from operations due to lower revenue related to lower taxes collected from customers • Higher cash flow from nonutility operations from lower tax rate helps offset lower utility cash flow No change to long-term growth targets; opportunity for upside as impact of tax reform settles in competitive nonutility businesses 29 Vectren | AGA Financial Forum | May 2018

Favorable Utility Environments Constructive Regulatory and Legislative Environments in Indiana & Ohio Support Required Capital Investment Gas Electric IN-South IN-North Ohio IN-South Infrastructure Investment Recovery (1)     Infrastructure Recovery of Federal Mandates Under SB 251    Environmental CapEx Recovery Under SB 29  Non-DRR CapEx Deferral Under House Bill 95  Decoupling or Lost Margin Recovery    Margin Straight Fixed Variable Rate Design  Normal Temperature Adjustment   Gas Cost and Fuel Cost Recovery     Unaccounted for Gas    Costs Bad Debt Expense    DSM/Energy Efficiency/MISO Transmission Costs    DRR: Distribution Replacement Rider DSM: Demand Side Management (1) Under SB 560 in Indiana; Under DRR in Ohio 30 Vectren | AGA Financial Forum | May 2018

Electric Generation Review Environmental & Sustainability Electric Supply Sources Key Pollution Controls Renewable Energy Coal-fired base load – 5 100% scrubbed for sulfur Landfill Gas – 3.2 MW, units totaling 1,000 MW dioxide (SO2) Blackfoot Clean Energy Facility (95% of ’17 gen.) 90% controlled for nitrogen in Winslow, IN (‘09) Renewables (wind PPA’s oxide (NOx) Wind energy – up to 80 MW, and landfill gas) – 83 MW Mercury (Hg) emissions purchased under two 20-year (nearly 5% of ’17 gen.) reduced to meet requirements contracts through Benton Gas-fired peaking turbines Particulate matter removed at County, IN wind farms (‘10) – 6 units totaling 245 MW average of 99% efficiency Voluntary clean power plan (<1% of ’17 gen.) standard in IN of 10% by 2025 Vectren’s Emissions Reductions 100% 80% 60% 99% 40% 90% 80% 20% 35% 0% Sulfur Dioxide Nitrogen Oxide Particulate Carbon Dioxide* (SO ) (NO ) Matter (CO ) * 3-year average reduction 2 X 2 (2015-2017) vs. 2005 31 Vectren | AGA Financial Forum | May 2018

Coal-Fired Generation Current Portfolio A.B. Brown 1 A.B. Brown 2 F.B. Culley 2 F.B. Culley 3 Warrick 4* Year of Installation 1979 1986 1966 1973 1970 MW 245 245 90 270 150 10-Yr Net Capacity Factor (2008-17) 53.9% 57.4% 27.8% 62.2% 70.0% 2017 Avg. Heat Rate (BTU/kWh) 11,576 11,007 12,662 10,549 10,896 Pollution Controls Flue gas Flue gas Flue gas Flue gas Flue gas SO2 desulphurization desulphurization desulphurization desulphurization desulphurization Selective catalytic Selective catalytic Selective catalytic Selective catalytic Low NOx Burner NOx reduction reduction reduction reduction Electrostatic Electrostatic Electrostatic Fabric Filter Fabric Filter Particulate Matter precipitator precipitator precipitator MATS Injection Injection Injection Injection Injection SO3 Injection Injection N/A Injection Injection * 50% ownership of 300 MW with Alcoa 32 Vectren | AGA Financial Forum | May 2018

Utility Metrics Trailing 3 Months 12 Months Ended Mar 31 Ended Mar 31 $ in millions 2018 2017 2018 (1) 2017 Gross Margin $ 276.0 $ 270.9 $ 944.4 $ 930.8 O&M - Non-Pass thru 73.4 69.9 285.8 276.5 O&M - Pass thru 21.4 15.7 58.1 52.6 Depreciation & Amortization 61.0 57.4 238.0 222.9 Other Taxes 19.2 14.4 60.6 55.6 Other Income 8.8 7.0 32.3 27.1 Interest 19.9 17.6 75.0 69.8 Income Taxes 15.6 37.0 75.0 102.1 Net Income 74.3 65.9 184.2 178.4 Earnings Per Share $ 0.89 $ 0.80 $ 2.22 $ 2.15 Footnote: 1) Q4 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation 33 Vectren | AGA Financial Forum | May 2018

Utility Metrics 2018E (1) Guidance $ in millions Midpoint 2017 (2) 2016 2015 2014 2013 Gross Margin $ 932 $ 939 $ 928 $ 901 $ 899 $ 868 O&M - Non-Pass thru 287 $ 282 $ 278 $ 279 $ 293 $ 285 O&M - Pass thru 68 $ 52 $ 56 $ 60 $ 62 $ 48 Depreciation & Amortization 247 $ 235 $ 219 $ 209 $ 203 $ 196 Other Taxes 65 $ 56 $ 58 $ 57 $ 60 $ 57 Interest 83 $ 73 $ 70 $ 66 $ 67 $ 65 Other Income 40 $ 31 $ 26 $ 19 $ 17 $ 10 Income Taxes 37 $ 96 $ 99 $ 88 $ 83 $ 85 Net Income 185 $ 176 $ 174 $ 161 $ 148 $ 142 Earnings Per Share $ 2.23 $ 2.12 $ 2.10 $ 1.95 $ 1.80 $ 1.72 Footnotes: 1) 2018 guidance reflects the lower corporate income tax rate 2) 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation Long-term customer growth expectations: Gas, 0.5-1.0%; Electric, 0.5% Continue to control costs through continuous improvement efforts  Targeting long-term CAGR of <1% for non-pass-thru O&M  Some annual variability, including planned electric generation maintenance and performance- based compensation 34 Vectren | AGA Financial Forum | May 2018

Nonutility Energy Infrastructure Services Services (VESCO) (VISCO) Distribution Performance Pipeline Contracting Construction Sustainable Transmission Infrastructure Pipeline Projects Construction Nonutility Review 35 Vectren | AGA Financial Forum | May 2018

VISCO 2018 Outlook Expect to Surpass $1B in Revenue in 2018; Steady Growth from Distribution and Transmission Strong backlog expected to lead to strong revenue performance in 2018 Distribution construction activity continues to accelerate driven by gas utility pipe replacement programs Transmission construction market continues to improve; some recovery of gross margins expected over time as activity picks up VISCO Employee Count (at peak) 4,500 4,000 3,500 3,000 2,500 2012 2013 2014 2015 2016 2017 36 Vectren | AGA Financial Forum | May 2018

VESCO 2018 Outlook VESCO Poised for Solid Revenue Growth Again in 2018 Expecting strong results across most markets & geographic regions in 2018 Early 2018 new contract signings are off to a good start after slowness in closing projects in 2017 In Feb. 2018, 179D tax deductions were extended for one year retroactively for 2017 (expired in 2016); ~$0.06 of EPS benefit in 2018 related to 2017; while efforts continue to extend 179D benefit into the future, excluded 179D from 2018 guidance and growth targets Long-term performance contracting and sustainable infrastructure opportunities remain strong • Expect growing demand from VESCO’s customers in the areas of energy efficiency, energy security, and sustainable infrastructure, including renewable energy City of Bloomington, IN (Example Project - Public Sector) $13.3M solar installation project includes 5MW of solar panels across the City including facilities for Public Works, Parks and Recreation, and Utilities. Project will increase the City’s solar capacity by sevenfold to produce 14% of the government’s electricity use and over 9% of the City’s overall energy consumption. The City’s carbon footprint will be reduced by 4,700 metric tons of carbon dioxide annually. 37 Vectren | AGA Financial Forum | May 2018

Infrastructure Services (VISCO) Metrics Trailing 3 Months 12 Months Ended Mar 31 Ended Mar 31 $ in millions 2018 2017 2018 (2) 2017 Gross Revenue $ 135.3 $ 147.3 $ 984.1 $ 848.0 Gross Margin % 2.5% 5.0% 12.5% 14.0% EBITDA (1) $ (4.1) $ (0.3) $ 99.0 $ 98.2 Depreciation & Amortization $ 10.0 $ 9.9 $ 39.7 $ 38.5 Earnings From Operations (1) $ (12.7) $ (9.3) $ 62.6 $ 60.5 Interest $ 3.1 $ 3.0 $ 13.2 $ 11.9 Net Income (1) $ (15.8) $ (9.3) $ 25.8 $ 28.2 Earnings Per Share (1) $ (0.19) $ (0.11) $ 0.31 $ 0.34 Ending Backlog $ 765 $ 780 Footnotes: 1) After allocations 2) Q4 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation 38 Vectren | AGA Financial Forum | May 2018

Infrastructure Services (VISCO)

Metrics [5]

$ in millions	2018E [4] Guidance Midpoint	2017 [3]	2016	2015	2014	2013	2012	2011 [5]	2010
Gross Revenue	$ 1,005	$996.1	$813.3	$843.3	$779.0	$783.5	$663.6	$421.3	$235.6
Gross Margin %	13.5%	13.0%	14.0%	14.5%	17.5%	18.0%	18.0%	14.0%	9.0%
EBITDA [1]	$ 115	$102.8	$ 93.6	$109.2	$118.6	$122.0	$ 98.2	$ 47.9	$ 17.8
Depreciation & Amortization [2]	$ 40	$ 39.7	$ 38.2	$ 44.5	$ 36.2	$ 28.8	$ 20.7	$ 14.9	$ 8.8
Earnings From Operations [1]	$ 76	$ 66.0	$ 56.2	$ 67.1	$ 82.6	$ 92.8	$ 77.8	$ 36.6	$ 9.7
Interest	$ 12	$ 13.1	$ 12.5	$ 15.3	$ 10.2	$ 9.9	$ 7.4	$ 7.2	$ 3.2
Net Income [1]	$ 45	$ 32.3	$ 25.0	$ 29.7	$ 43.1	$ 49.0	$ 40.5	$ 14.9	$ 3.1
Earnings Per Share [1,4]	**$ 0.54**	**$ 0.39**	**$ 0.30**	**$ 0.36**	**$ 0.52**	**$ 0.60**	**$ 0.49**	**$ 0.18**	**$ 0.04**
Ending Backlog		$ 725	$ 725	$ 665	$ 625	$ 535	$ 380	N/A	N/A
Blanket		*$ 480*	*$ 435*	*$ 475*	*$ 500*	*$ 460*	*$ 280*		
Bid		*$ 245*	*$ 290*	*$ 190*	*$ 125*	*$ 75*	*$ 100*		

Footnotes:

1) After allocations

2) Lower D&A beginning in 2016 due to adjustments of depreciable lives; lower D&A is being reflected in bidding

3) 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation

4) 2018 guidance reflects $0.09 of expected EPS benefit due to lower corporate income tax rate

5) Acquired Minnesota Limited, Inc. March 31, 2011; multi-year metrics provided to show impact of MLI acquisition

39 Vectren | AGA Financial Forum | May 2018

Infrastructure Services (VISCO) Estimated Backlog General Description of Types of Customer Contracts for Infrastructure Services  Infrastructure Services operates primarily under two types of contracts – blanket contracts and bid contracts. Blanket contracts are ones which a customer is not committed to specific volumes of services, but where we have been or expect to be chosen to perform work needed by a customer in a given time frame (typically awarded on a yearly basis). Bid contracts are ones which a customer will commit to a specific service to be performed for a specific price, whether in total for a project or on a per unit basis (e.g., per dig or per foot). General Description of Backlog for Infrastructure Services  For blanket work, backlog represents an estimate of the amount of gross revenue that we expect to realize from work to be performed in the next 12 months on existing contracts or contracts we reasonably expect to be renewed or awarded based upon recent history or discussions with customers.  For bid work, backlog represents the value remaining on contracts awarded or that we reasonably expect to be awarded, but are not yet completed.  While there is a reasonable basis to estimate backlog, there can be no assurance as to our customers’ eventual demand for our services each year or, therefore, the accuracy of our estimate of backlog. Backlog for Infrastructure Services estimated as follows:  For blanket work, estimated backlog as of 3/30/18 was $505 million compared to $430 million at 3/31/17. The estimate of the amount of gross revenue that we expect to realize from work to be performed in the next 12 months is multiplied by 80% to factor in such unknowns as weather and potential budgetary restrictions of customers.  For bid work, estimated backlog as of 3/31/18 is $260 million compared to $350 million at 3/31/17. OH pipeline project was $165 million in 3/31/17 backlog.  Total estimated backlog as of 3/31/18: $765 million compared to $780 million at 3/31/17. 40 Vectren | AGA Financial Forum | May 2018

Energy Services (VESCO) Metrics Trailing 3 Months 12 Months Ended Mar 31 Ended Mar 31 $ in millions 2018 2017 2018 (3) 2017 Revenue $ 60.6 $ 52.8 $ 289.6 $ 263.4 Gross Margin as % of Revenue 22% 23% 24% 24% EBITDA (1) $ (1.7) $ (1.1) $ 14.4 $ 12.0 Interest $ 0.1 $ 0.3 $ 0.3 $ 1.7 179D Tax Deductions (4) $ 4.9 $ - $ 4.9 $ 4.8 Net Income / Loss (1) $ 5.5 $ (1.2) $ 17.4 $ 11.2 Earnings Per Share (1) $ 0.07 $ (0.01) $ 0.21 $ 0.14 EPS Excluding 179D (1) $ 0.01 $ (0.01) $ 0.15 $ 0.08 Ending Backlog (2) $ 193 $ 195 New Contracts (2) $ 60 $ 7 $ 253 $ 223 Footnotes: 1) After allocations 2) Represents signed construction contracts; does not include multi-year O&M agreements 3) Q4 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation 4) 179D tax law expired in 2016, but in Feb. '18 was retroactively extended one year thru 2017; 2018E EPS at VVC level, net of related expenses, benefits $4.9M or $0.06 per share from the extension; excluded from 2018 guidance metrics 41 Vectren | AGA Financial Forum | May 2018

Energy Services (VESCO) Metrics 2018E (5) Guidance $ in millions Midpoint 2017 (4) 2016 2015 2014 2013 Revenue $ 330 $ 281.8 $ 260.0 $ 199.9 $ 129.8 $ 91.3 Gross Margin as % of Revenue 22% 24% 24% 22% 24% 27% EBITDA (1) $ 16 $ 15.1 $ 13.3 $ 3.5 $ (5.9) $ (8.7) Interest $ 1 $ 0.5 $ 1.8 $ 1.2 $ 1.2 $ 0.5 179D Tax Deductions (2) $ - $ - $ 5.5 $ 6.1 $ 3.7 $ 6.4 Net Income / (Loss) (1) $ 10 $ 10.7 $ 12.5 $ 7.3 $ (3.2) $ 1.0 Earnings Per Share (1,5) $ 0.12 $ 0.13 $ 0.15 $ 0.09 $ (0.04) $ 0.01 Ending Backlog (3) $ 175 $ 180 $ 234 $ 226 $ 144 $ 72 New Contracts (3) $ 300 $ 201 $ 239 $ 258 $ 189 $ 86 Footnotes: 1) After allocations 2) 179D tax law expired in 2016, but in Feb. '18 was retroactively extended one year thru 2017; 2018E EPS at VVC level, net of related expenses, benefits $4.9M or $0.06 per share from the extension; excluded from 2018 guidance metrics 3) Represents signed construction contracts; does not include multi-year O&M agreements 4) 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation 5) 2018 guidance reflects $0.02 of expected EPS benefit due to lower corporate income tax rate 42 Vectren | AGA Financial Forum | May 2018

Appendix

Appendix

State Utility Commissioners

Constructive Regulatory Environments

Indiana Utility Regulatory Commission (IURC)

- Five commissioners
- Appointed by Governor
- Four-year terms
- Commission Rating
  - Average/1 (RRA)

Public Utilities Commission of Ohio (PUCO)

- Five commissioners
- Appointed by Governor
- Five-year terms
- Commission Rating*
  - Average/2 (RRA)

* Vectren is gas-only in OH; RRA rating may be lower due to competitive electric market in OH

Commissioner	Party	First Appointed	Term Ends
Jim Huston, Chair	R	Sept. 2014	Mar. 2021
Angela Weber (1)	R	Mar. 2014	Apr. 2018
David Ziegner	D	Aug. 1990	Apr. 2019
David Ober	R	Apr. 2018	Jan. 2020
Sarah Freeman	D	Sept. 2016	Jan. 2022

(1)Term has expired; interview process underway for a new commissioner

Commissioner	Party	First Appointed	Term Ends
Asim Haque, Chair	I	Jun. 2013	Apr. 2021
Beth Trombold	I	Feb. 2013	Apr. 2023
Thomas Johnson	R	Apr. 2014	Apr. 2019
Lawrence Friedeman	D	Feb. 2017	Apr. 2020
Daniel Conway	R	Feb. 2017	Apr. 2022

44 Vectren | AGA Financial Forum | May 2018

Appendix Infrastructure Services (VISCO) Business Profile Minnesota Limited Miller Pipeline Miller Pipeline Transmission Distribution Water/Wastewater Pipeline construction and Pipeline construction and Pipeline construction and repair maintenance in natural gas, oil, maintenance in natural gas in water and wastewater and liquids industry distribution industry pipeline markets President – Ted Crowe, nearly 40 President – Kevin Miller, over 40 President – Chris Schuler, over years industry experience years industry experience 30 years industry experience Seasoned management team Seasoned management team Seasoned management team Geographic focus: Midwest, Geographic focus: Midwest, Geographic focus: Midwest and Northeast and Northern US Southern, Eastern and Western Southern US Primary construction services – US Primary services – water mainline and gathering pipeline; Primary construction services – pipeline construction; compressor stations; pump new mains and services; wastewater rehab utilizing cured stations; terminal work; tank replacement mains and services; in place pipe, fold in form pipe; farms; pipeline maintenance; external and internal joint internal joint repair and hydrostatic testing repair; vacuum excavation and horizontal directional drilling horizontal directional drilling 45 Vectren | AGA Financial Forum | May 2018

Appendix VISCO Distribution Opportunities 40 States & D.C. with Accelerated Infrastructure Replacement Programs States of operation for VISCO’s distribution business Source: American Gas Association 46 Vectren | AGA Financial Forum | May 2018

Appendix VISCO Long-Term Customer Relationships Long-Term Customers Long-term customer relationships are key  Relationship with top 10 distribution customers averages ~20 years Reputation for high quality construction work and customer service Shared culture of commitment to safety with our customers Building on our history and reputation, added several significant new customers over the past few years 47 Vectren | AGA Financial Forum | May 2018

Appendix VISCO Competitive Landscape Publicly Owned Competitors Competition Consolidation continues in our industry  Fragmented market – many small family-owned contractors still servicing geographic territories  Market has a preference for larger contractors  VISCO has strong brand recognition in the industry Privately Owned Competitors VISCO’s seasoned management team has the ability to adapt to market changes  Extensive acquisition experience over many years  8 acquisitions (1 large – Minnesota Ltd - and 7 small) 48 Vectren | AGA Financial Forum | May 2018

Appendix

Energy Services (VESCO)

Business Profile

Performance Contracting

- **Public & Federal Sectors**
  - Design and construction of efficiency projects where savings are used to finance the improvements
  - Excess savings often used to fund deferred maintenance projects
  - Solid reputation among customers for innovative solutions and quality work
- **Key Drivers**
  - Aging infrastructure
  - Need to reduce operating costs
  - Lack of capital budgets
  - Escalating electricity prices
  - Sustainability initiatives
  - Strong public policy support
  - Efficiency is the cheapest resource

Sustainable Infrastructure

- **Public, Private and Federal Sectors**
  - Design and construction of larger scale capital projects
  - Combined heat and power (CHP)
  - Anaerobic digesters, landfill gas and other renewable energy projects
  - Compressed natural gas (CNG) transportation fuel infrastructure
- **Key Drivers**
  - Prospect of increasing electric rates and stable natural gas prices
  - Desire for control of energy prices
  - Electric grid reliability concerns
  - Increasing environmental regulations (air, water, organic waste)
  - Advances in technology (microgrids, renewables, and storage)
  - Corporate and institutional sustainability initiatives

Operations & Maintenance

- **Public & Federal Sectors**
  - Focus on plants and projects built by VESCO – currently 13 locations; five under construction
  - Steam, electricity, chilled water and power conditioning
  - Accounts for approximately 20% of VESCO's work force
  - Contributes $25M - $30M of revenue annually; some recent large projects will add to this total in coming years
- **Key Drivers**
  - Customer convenience and risk reduction (focus on core business)
  - VESCO reduces risks associated with any savings or operations guarantees
  - Attractive recurring revenue stream
  - Fed projects often require long-term operations & maintenance agreements

49 Vectren | AGA Financial Forum | May 2018

Appendix VESCO At A Glance Primary subsidiary, Energy Systems Group, founded in 1994 Accredited by the National Association of Energy Service Companies (NAESCO) Licensed to do business in 48 states, the U.S. Virgin Islands, and Puerto Rico ~360 Employees - 195 Sales/Engr./Proj. Mgt. - 80 O&M Staff Developed over $2.8 billion in projects for ~400 customers Facilitated in excess of $1 billion of project financing ~$1 billion in multiple phase (repeat customer) projects Equipment Independent / Vendor Neutral 50 Vectren | AGA Financial Forum | May 2018

Appendix VESCO Market Sectors and Customers • Municipalities • 26 UESC partners (util. energy service contract), incl. 3 pending renewals • Water and Wastewater Utilities • One of 21 DOE qualified ESCOs • Electric and Gas Utilities • One of 15 USACE* qualified ESCOs (1) • Solid Waste Authorities • Department of Energy • K-12 Schools • Department of Defense • State Agencies • Department of Veterans Affairs • Colleges / Universities Performance Contracting • Department of Agriculture • Correctional Facilities • General Services Administration • Highway Departments • Utilities • Hospitals / Healthcare Public Federal Sector Sector * US Army Corps of Engineers (1) Awarded in 2015 after undergoing a re-compete process. Operations & Sustainable Maintenance Infrastructure • Department of Veterans Affairs • Municipalities • Department of Defense • Water and Wastewater Utilities • Colleges / Universities • Solid Waste Authorities • Colleges / Universities • Municipal Utilities • Hospitals / Healthcare • Hospitals / Healthcare • Commercial & Industrial • Federal 51 Vectren | AGA Financial Forum | May 2018

Appendix VESCO Competitive Landscape Federal Sustainable Public Infrastructure Sector 52 Vectren | AGA Financial Forum | May 2018

Appendix

Key VESCO Projects

Demonstrates Success/Strength Across All Sectors


US ARMY GARRISON - PICATINNY ARSENAL





Picatinny Arsenal, NJ
(Federal)

- $16.6M Energy Savings Performance Contract
- Expanded prior awarded decentralization Energy Conservation Measure to maximum authorized 25-year term
- Project includes the design and installation of a 2MW cogeneration plant, HVAC improvements, and a centralized Master Status Display for the Arsenal's Energy Management System

City of Bloomington, IN
(Public)

- $13.3M solar installation project includes 5MW of solar panels across the city including facilities for Public Works, Parks and Recreation, and Utilities.
- Project will increase the City's solar capacity by sevenfold to produce 14% of the government's electricity use and over 9% of the City's overall energy consumption.
- The City's carbon footprint will be reduced by 4,700 metric tons of carbon dioxide annually.

Beckley Sanitary Board, WV
(Sustainable Infrastructure)

- $12.9M project comprised of infrastructure improvements at the 8-million-gallon-per-day Piney Creek Wastewater Treatment Plant.
- Project includes organics resource recovery and major rehabilitation of anaerobic digester complex.
- Once facility improvements are completed in 2018, the treatment plant will be able to accept and process up to 45,000 gallons of organic waste per day

53 Vectren | AGA Financial Forum | May 2018

Appendix Tax Reform in 2017 Summary of Impacts to 2017 Results – GAAP to Non-GAAP Reconciliation Twelve Months Ended December 31, 2017 Deferred Tax GAAP Revaluation Operating Expense Non-GAAP (In millions, except EPS) Measure (Gain) / Loss Charge Measure Consolidated Net Income $ 216.0 $ (45.3) $ 45.3 $ 216.0 Basic EPS $ 2.60 $ (0.55) $ 0.55 $ 2.60 Utility Group Net Income $ 175.8 $ (23.2) $ 23.2 $ 175.8 Basic EPS $ 2.12 $ (0.28) $ 0.28 $ 2.12 Utility Group Segments Gas Utility - Net Income $ 115.5 $ (27.3) $ - $ 88.2 Electric Utility - Net Income $ 75.2 $ - $ - $ 75.2 Other Utility Operations - Net Income $ (14.9) $ 4.1 $ 23.2 $ 12.4 Nonutility Group Net Income $ 41.1 $ (22.3) $ 22.1 $ 40.9 Basic EPS $ 0.49 $ (0.27) $ 0.27 $ 0.49 Corp & Other Net Income $ (0.9) $ 0.2 $ - $ (0.7) Basic EPS $ (0.01) $ - $ - $ (0.01) Other Operating Expense Consolidated $ 1,115.9 $ - $ (69.7) $ 1,046.2 Utility Group $ 370.4 $ - $ (35.7) $ 334.7 Income Tax Expense Consolidated $ 46.4 $ 45.3 $ 24.4 $ 116.1 Utility Group $ 60.7 $ 23.2 $ 12.5 $ 96.4 Nonutility Group $ (13.5) $ 22.3 $ 11.9 $ 20.7 Corp & Other $ (0.8) $ (0.2) $ - $ (1.0) 54 Vectren | AGA Financial Forum | May 2018

Appendix Use of Non-GAAP Performance Measures and Per Share Measures Contribution to Vectren's EPS Per share earnings contributions of the Utility Group, Nonutility Group and Corporate and Other are presented and are non-GAAP measures. Such per share amounts are based on the earnings contribution of each group included in the Company’s consolidated results divided by the Company’s basic average shares outstanding during the period. The earnings per share of the groups do not represent a direct legal interest in the assets and liabilities allocated to the groups; instead they represent a direct equity interest in the Company's assets and liabilities as a whole. These non-GAAP measures are used by management to evaluate the performance of individual businesses. In addition, other items giving rise to period over period variances, such as weather, may be presented on an after tax and per share basis. These amounts are calculated at a statutory tax rate divided by the Company’s basic average shares outstanding during the period. Accordingly, management believes these measures are useful to investors in understanding each business’ contribution to consolidated earnings per share and in analyzing consolidated period to period changes and the potential for earnings per share contributions in future periods. Per share amounts of the Utility Group and the Nonutility Group are reconciled to the GAAP financial measure of basic EPS by combining the two. Any resulting differences are attributable to results from Corporate and Other operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP. 55 Vectren | AGA Financial Forum | May 2018